EXHIBIT 99.2

Bank Director Magazine Presentation - Prepared Remarks
January 27, 2008 2:05 p.m. (MST)

Glenn E. Moyer:

Thank you TK and Bank Director Magazine for inviting National Penn to participate on this panel today and good afternoon to all of you.

I’m Glenn Moyer, President and CEO of National Penn Bancshares, Inc., parent company of National Penn Bank in Pennsylvania and Christiana Bank and Trust Company in Delaware.

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The next two slides contain our legal disclaimers related to forward-looking information and our pending transaction with KNBT Bancorp, Inc.  I’ll give you a moment to review these slides.  All of our slides will be filed with the SEC following this presentation.

For those of you unfamiliar with National Penn, we are 133 years old (and we like to say “still single”), and we had $5.8 billion in total banking assets at year-end 2007.

From time to time, we have been referred to as “one of the best kept secrets in Pennsylvania” and “rock solid in the Keystone State”.  We’ve just completed our 30th consecutive year of increased income and earnings per share, our 30th consecutive year of increased cash dividends and our 30th consecutive year of declaring either a stock dividend or stock split.

Our 82 offices are located throughout the nine counties in Southeastern Pennsylvania and in State College, PA, and one in Maryland.

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2008 marks the start of a new chapter for National Penn. On January 4th we completed our acquisition of Christiana Bank & Trust Company in Delaware, and on this coming Friday, February 1st, we expect to close our pending deal with KNBT Bancorp, Inc.

Combined, the “new” National Penn will have $8.9 billion in total assets and an almost equal amount of Trust Assets Under Management or Administration.

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The KNBT transaction creates a new force in financial services in Pennsylvania and the greater Mid-Atlantic region.  The Lehigh Valley and surrounding counties were part of our market that we had not saturated, and we are now doing so with the best in the area.  The markets in which we operate are strong – 7 of our primary counties are in the top 10 counties in Pennsylvania in terms of average household income.  And, we are top 1, 2, or 3 in deposit market share in 5 of our 10 counties.

With the addition of Christiana, we also achieve a valuable presence in the demographically-attractive and business-friendly state of Delaware.  Delaware is a state that is difficult to enter de novo, and we are fortunate to be able to be entering this market by affiliating with an established, high-quality and respected organization.

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Over the longer term, our growth has reflected about a 50/50 balance of organic to acquisition growth.  National Penn’s overall strategy has been to balance organic growth and growth through acquisition – and we are challenged by our board to do both.

Given the steady, but relatively slow, demographic growth in the mid-Atlantic region and the competitive forces we face, we feel we need to achieve both organic and acquisition growth to meet the profitability growth expectations of our shareholders.

We didn’t complete any acquisitions in 2007 as this slide shows 100% organic growth.

The Christiana and KNBT transactions in 2008 will maintain our longer-run balance of organic to acquisition growth in that 50-50 range.

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Specifically, our minimum financial criteria for acquisitions are to be accretive to EPS within 18 months of closing, to achieve an Internal Rate of Return in excess of our cost of capital, and to maintain our well-capitalized position.  I should note that in the current environment, in-market bank deals need to be accretive to EPS very quickly if not immediately, and at least neutral to tangible capital, if not accretive.  We’re pleased that the KNBT transaction is immediately accretive to both EPS and tangible capital, a pretty unique situation!  The non-financial factors that we consider are:  strategic fit, cultural fit, management team strengths, and is the partner additive to our suite of product and service offerings in order to complement our relationship banking strategy.  We especially consider this last factor when we evaluate non-banking acquisitions.

Our acquisition strategy is to partner with quality organizations that have a proven business model, and who choose to join us not out of necessity but by choice.  Our focus is always on how can any new partner add to our current profitability and how will our shareholders and other investment experts view the new partner’s value to our overall franchise value.

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Since 1990, National Penn has completed 11 whole bank acquisitions, including Christiana and KNBT.  Of the 11 banks, six were de novo startups of 15 years or less and the other five were old-line, well established community banks.  Eight of these eleven deals were done on a negotiated basis compared to three that were limited-bid situations.

Over the years, we have been told that National Penn is a partner of choice and that’s given us the ability to exclusively negotiate with a potential partner, whether we approached them or they approached us.

Five of these bank acquisitions included significant wealth management operations that either added to our existing wealth business lines or provided expanded wealth management capabilities.

The five branch transactions ranged in size from a single office to eight offices.  We like branch acquisitions because they tend to be accretive immediately, they typically provide good core deposits, and we have used them to fill in market voids.  The drawbacks are that branch deals are usually smaller in size and therefore smaller in impact, and they are operationally more difficult since the systems and data conversions occur simultaneous with the legal close.

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Our experiences have mostly been positive, but we learn something or see something different with every deal.  And we try to bring the best of each acquisition into our Company – we are not “slash and burn” type of people.

De Novos bring their own unique level of excitement and challenges.  In our experience, de novos seek acquisition partners to solve an issue that they would rather not address or they are at their desired exit strategy point.  De Novo management teams are typically highly entrepreneurial and desire to spend their time bringing in more business.  But as they grow, they may need more capital, or better liquidity, or more attention to operational details and regulations – but they are primarily marketers and they would like a partner to make those issues go away.

We have these conversations with de novos, and while we are enthusiastic about their level of excitement, we try to make sure that they understand that some things will change (like a heightened awareness of regulatory requirements).  But at the same time, our goal is to keep the entrepreneurial spirit and make the partnership non-disruptive to their market areas.  Our de novo acquisitions represent some of the most important growth engines in our company today.

We’ve acquired 4 insurance agencies in the past five years.  Quite frankly, the jury is still out on these acquisitions – much like the jury is still out on the marriage of banking and insurance in general.  Based on what we have learned, our future interest in insurance agencies is heavily dependent on product line and management team.  Currently, employee benefit-oriented agencies seem to do best from a realistic profitability perspective.

The diversification of revenue is an important strategic goal at National Penn.  To that end, our wealth acquisitions have added not only size, but specialized expertise and expanded product lines.  The Christiana acquisition gives us the ability to provide several unique services as a State of Delaware chartered bank, and we intend to leverage this “Delaware Advantage” provided by Christiana throughout our entire organization.

That’s a quick snapshot of Mergers and Acquisitions at National Penn.  At this point, I will end and perhaps provide more details in the Q&A portion of our time together.

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Cautionary Statement About Forward Looking Statements

This release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn Bancshares and its subsidiaries. National Penn Bancshares cautions readers not to place undue reliance on these statements.

National Penn Bancshares' business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of National Penn's business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; and challenges in establishing and maintaining operations in new markets. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in National Penn Bancshares' Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in other documents filed by National Penn Bancshares after the date thereof.  National Penn Bancshares makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Additional Information About the Pending National Penn/KNBT Transaction:

National Penn filed a registration statement on Form S-4 in connection with the transaction, and National Penn and KNBT Bancorp, Inc. mailed a joint proxy statement/prospectus to their respective shareholders in connection with the transaction. Shareholders and investors are urged to read the joint proxy statement/prospectus because it contains important information about National Penn, KNBT and the transaction. You may obtain a free copy of the proxy statement/prospectus as well as other filings containing information about National Penn at the SEC's Web site at www.sec.gov. A free copy of the proxy statement/prospectus, and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus, may also be obtained from National Penn or KNBT, by directing the request to either of the following persons:

Ms. Sandra L. Spayd	Mr. Eugene Sobol
Corporate Secretary	Senior Executive Vice President and CFO
National Penn Bancshares, Inc.	KNBT Bancorp, Inc.
Philadelphia and Reading Avenues	90 Highland Avenue
Boyertown, PA 19512	Bethlehem, PA 18017
(610) 369-6202	(610) 807-5888

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